UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2026

LATAMED AI CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52543	26-3670551
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Av. Rómulo Gallegos con Av. Las Palmas

Edif. Torre Gerencial Los Andes

Caracas 1071, Venezuela

(Address of principal executive offices, including zip code.)

+1 787 476 2350

(Telephone number, including area code)

Catalyst Crew Technologies Corp.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 2, 2026, LataMed AI Corp., a Nevada corporation (the “Company”), filed a Certificate of Change Pursuant to NRS 78.209 (the “Certificate of Change”) with the Secretary of State of the State of Nevada (Filing No. 20265873101), reflecting the foregoing proportional increases in authorized capital stock. As set forth in the Certificate of Change, the Company’s authorized common stock increased from 700,000,000 shares to 3,500,000,000 shares, par value $0.0001 per share, and its authorized preferred stock increased from 300,000,000 shares to 1,500,000,000 shares, par value $0.0001 per share.

In connection with the increase in authorized capital stock described above, the Certificate of Change effected a five-for-one (5:1) forward split of the Company’s issued and outstanding shares of Common Stock (the “Forward Split”), pursuant to which each one (1) issued and outstanding share of Common Stock was reclassified into five (5) shares of Common Stock.

A copy of the Certificate of Change is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Change Pursuant to NRS 78.209, filed with the Secretary of State of the State of Nevada on July 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATAMED AI CORP.

Dated: July 10, 2026	By:	/s/ Kevin Rodan Levy
Kevin Rodan Levy
Chief Executive Officer

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